SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2003

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Frantz Road, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 761-6000

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 30, 2003

Item 9. Regulation FD Disclosure (Under Item 9 and 12).

On April 30, 2003, Dominion Homes, Inc., an Ohio corporation (the “Company”), announced its net income for the quarter ended March 31, 2003. A copy of the Company’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein. All of the information in this report is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.) and under Item 12 “Results of Operation and Financial Condition” in accordance with interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216 issued March 27, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ Jon M. Donnell Jon M. Donnell President and Chief Operating Officer

Date:	April 30, 2003